UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015 (October 30, 2015)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 30, 2015, Intrexon Corporation (“Intrexon”) filed a Current Report on Form 8-K to disclose (i) Intrexon’s intention to enter into and be effective as of November 1, 2015, a Services Agreement (the “Services Agreement”) with Third Security, LLC (“Third Security”) and (ii) that the Compensation Committee and the independent members of the Intrexon Board of Directors approved a Restricted Stock Unit Agreement (the “RSU Agreement”) to be entered into and effective as of November 1, 2015, for Mr. Randal J. Kirk, pursuant to which Mr. Kirk will receive as compensation a payment of $200,000 per month, which payment will be made in fully-vested shares of Intrexon Common Stock.

Intrexon is filing this Current Report on 8-K/A to file under Item 9.01, the Services Agreement and the RSU Agreement. Except for the filing of the exhibits under Item 9.01, the Current Report on Form 8-K filed on October 30, 2015 is not being amended or updated in any manner.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Services Agreement, by and between Intrexon Corporation and Third Security, LLC, effective as of November 1, 2015

10.2	Intrexon Corporation 2013 Amended and Restated Omnibus Incentive Plan, as amended, Restricted Stock Unit Agreement, by and between Intrexon Corporation and Randal J. Kirk, effective as of November 1, 2015

4